UNITED STATES
SECURITIES AND EXCHANGE COMMISSION<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 9, 2007

BUCKEYE VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27454

Michigan	33-0081215
(State of Incorporation)	(I.R.S. Employer Identification No.)

4455 Lamont Street, Suite 3, San Diego, CA	92109
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (858) 272-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As announced in a press release dated January 9, 2007, a copy of which is attached as exhibit 99.1 hereto, Buckeye Ventures, Inc. (the "Registrant") completed the acquisition  by its wholly-owned subsidiary, Energy King, Inc., located in Sacramento, CA, of certain assets of Barnett Heating and Air Conditioning Services, Inc. ("Barnett"), a Modesto, CA based heating and air- conditioning service company pursuant to an asset purchase agreement dated as of January 2, 2007. Barnett, founded in 1961, is a heating and air-conditioning service company specializing in the Modesto residential market, with estimated 2007 revenues of $3,500,000. The Barnett asset acquisition expands the Registrant's regional market presence in northern California and is a part of the strategic plan nationally. The operations of Barnett and its Modesto facility will be under the supervision of Energy King's management team, headed by Varin Larson and Alan Hardwick, from Energy King's Sacramento headquarters, which will create economic efficiencies through the consolidation of operational support and services and all administrative and accounting functions.

The asset purchase agreement, attached hereto as exhibit 10.1, provides for the purchase by Energy King of Barnett's inventory, equipment, customer lists and rights under Barnett's leases for its real and personal property, and the assumption by Energy King of Barnett's liabilities under its maintenance and service agreements, leases and customer deposits. The purchase price for the Barnett asset acquisition included $300,000 in cash and 600,000 restricted shares of the Registrant's common stock. The Registrant has sufficient authorized but unissued shares of common stock to close the Barnett asset acquisition and is not dependent upon the Registrant's pending action to amend its articles of incorporation to increase its authorized shares of common stock and preferred stock.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
10.1	Asset Purchase Agreement between Energy King, Inc. and Barnett Heating and Air Conditioning Services, Inc., filed herewith.
99.1	Press release issued by the Registrant on January 9, 2007, filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 11, 2007

Buckeye Ventures, Inc.
By: Alan Mintz, President and Chief Executive Officer
/s/ Alan Mintz